Exhibit 99.1

ALLIED WORLD REPORTS 97.0% COMBINED RATIO FOR THE FOURTH QUARTER 2015

•	Full year combined ratio of 95.1% and underwriting income of $120.4 million

•	Record full year gross premiums written of $3.1 billion and net premiums earned of $2.5 billion, an increase of 5.4% and 14.0%, respectively, compared to the prior year

•	In October, the company issued $500 million of 4.35% senior notes due in 2025 to refinance the existing $500 million of 7.50% senior notes due in August 2016

•
During the fourth quarter, the company completed the purchase price adjustments related to the Asian acquisitions. The final purchase price of the acquisitions is $176 million, down 18% from the $215 million at announcement in August 2014 due to currency movements and other purchase price adjustments

ZUG, Switzerland -- (BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $1.7 million, or $0.02 per diluted share, for the fourth quarter of 2015 compared to net income of $130.5 million, or $1.33 per diluted share, for the fourth quarter of 2014. Net income for the year ended December 31, 2015 was $83.9 million, or $0.89 per diluted share, compared to net income of $490.3 million, or $4.92 per diluted share, for the year ended December 31, 2014.
The company reported operating income of $43.0 million, or $0.47 per diluted share, for the fourth quarter of 2015, compared to operating income of $148.5 million, or $1.51 per diluted share, for the fourth quarter of 2014. Operating income for the year ended December 31, 2015 was $212.0 million, or $2.25 per diluted share, compared to operating income of $415.1 million, or $4.17 per diluted share, for the year ended December 31, 2014.
President and Chief Executive Officer Scott Carmilani commented, "2015 was a challenging year, marked by a difficult underwriting environment and financial market volatility. With the close of the Asian acquisitions and targeted growth in our insurance segments, I believe our franchise is well positioned. We look forward to creating and capitalizing on profitable opportunities in 2016."

Fourth Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended December 31,		Diluted per share		Year Ended December 31,		Diluted per share
	2015	2014	2015	2014	2015	2014	2015	2014

Net income	$1.7	$130.5	$0.02	$1.33	$83.9	$490.3	$0.89	$4.92
Adjusted for after tax effect of:
Net realized investment losses (gains)	40.4	18.0	0.44	0.18	116.8	(76.2)	1.24	(0.76)
Foreign exchange loss	0.9	0.0	0.01	0.00	11.3	1.0	0.12	0.01
Operating income	$43.0	$148.5	$0.47	$1.51	$212.0	$415.1	$2.25	$4.17

Fourth Quarter Operating Results

•
Gross premiums written were $632.4 million, an 11.8% increase compared to $565.7 million in the fourth quarter of 2014. This was driven by growth in the Global Markets Insurance and North American Insurance segments, offset by a decrease in the Reinsurance segment.

◦	While the fourth quarter is the smallest quarter for the Reinsurance segment, it decreased by 44.8% largely due to the non-renewal of several property and casualty treaties.

◦	The Global Markets Insurance segment grew by 75.4%, almost exclusively as a result of the inclusion of the acquired Asian operations.

◦	The North American Insurance segment grew by 5.9% driven by professional liability, programs, and specialty and other, offset by a continued decrease in healthcare of 23.8%.

•	Net premiums earned were $622.8 million, an 8.6% increase compared to $573.5 million in the fourth quarter of 2014.

•
The company did not experience any reportable catastrophe losses in the fourth quarter of 2015. This compares to $22.0 million of catastrophe losses in the fourth quarter of 2014 related to a hailstorm in Brisbane, Australia and Typhoon Rammasun, both of which impacted the Reinsurance segment.

•	Underwriting income was $19.1 million, compared to underwriting income of $118.9 million in the fourth quarter of 2014.

•	The combined ratio was 97.0%, compared to 79.3% in the fourth quarter of 2014.

•
The loss and loss expense ratio was 66.3% in the fourth quarter of 2015, compared to 47.6% in the prior year quarter. During the fourth quarter of 2015, the company recorded net adverse reserve development on prior loss years of $12.5 million, an increase of 2.0 percentage points to the loss and loss expense ratio, compared to net favorable reserve development on prior loss years of $71.7 million a year ago, a reduction of 12.5 percentage points to the loss and loss expense ratio. This is inclusive of a $32.5 million reserve addition related to prior year development in North American healthcare, primarily related to the medical malpractice line of business. For the full year 2015, the company recorded net favorable reserve development on prior loss years of $81.6 million, a reduction of 3.3 percentage points to the loss and loss expense ratio, compared to net favorable reserve development on prior loss years of $212.6 million a year ago, a reduction of 9.7 percentage points to the loss and loss expense ratio.

•	The company's expense ratio of 30.7% was lower than the 31.7% in the prior year quarter, largely due to lower employee compensation expenses.

Investment Results

•
The total financial statement return on the company's investment portfolio for the three months ended December 31, 2015 was 0.1% compared to 0.4% for the three months ended December 31, 2014. The decrease in total return was primarily due to a negative mark to market adjustment on fixed income investments as a result of higher interest rates and wider credit spreads.

•	Net investment income was largely unchanged compared to that of the prior year quarter.
•See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net investment income	$49.1	$49.1	$182.1	$176.8
Net realized investment (losses) gains	(38.8)	(15.4)	(127.6)	89.0
Total financial statement portfolio return	$10.3	$33.7	$54.5	$265.8

Average invested assets	$9,008.1	$8,610.3	$8,866.2	$8,472.9
Financial statement portfolio return	0.1%	0.4%	0.6%	3.1%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of December 31, 2015, the company’s total shareholders' equity was $3,532.5 million compared to $3,778.3 million as of December 31, 2014.

•	As of December 31, 2015, diluted book value per share was $37.78, a decrease of 1.3% compared to $38.27 as of December 31, 2014, and a decrease of 0.7% compared to $38.03 as of September 30, 2015.

•
As of December 31, 2015, diluted tangible book value per share was $32.38, a decrease of 7.4% compared to $34.98 as of December 31, 2014, and a decrease of 1.4% compared to $32.84 as of September 30, 2015.

Capital Management

•
During the fourth quarter of 2015, the company did not repurchase any common shares, although we repurchased over $245 million for the full year 2015. The company restarted its 10b5-1 repurchase program in the first quarter of 2016. As of December 31, 2015, $173 million of the company's repurchase authorization remained available.

•
In May 2015, the company’s shareholders approved four quarterly dividends equal to $0.26 per share. Three of the four dividends have been paid, and the remaining dividend is anticipated to be paid in March 2016.

•	In October, the company issued $500 million of 4.35% senior notes due in 2025 to refinance the existing $500 million of 7.50% senior notes due in August 2016.

Supplementary Information
Allied World will be providing both a Financial Supplement and an Investment Supplement as of December 31, 2015. This information will be available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, February 4, 2016 at 10:00 a.m. (Eastern Time) to discuss the results for the fourth quarter ended December 31, 2015. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing 1 (888) 771-4371 (U.S. callers) or 1 (847) 585-4405 (international callers) and entering the passcode 41589386 approximately ten minutes prior to the call. A replay of the call will be available through Friday, February 19, 2016 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
"Annualized return on average shareholders' equity" ("ROAE") is calculated using average shareholders’ equity, excluding the average after tax other comprehensive income or loss, which may include unrealized gains (losses) on investments and currency translation adjustments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these amounts provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the ROAE explanation above.
"Tangible shareholders' equity and diluted book value per share" is calculated using total shareholders' equity excluding goodwill and intangible assets, because it represents a more liquid measure of the company's net assets than total shareholders' equity. The company also has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: https://www.linkedin.com/company/allied-world.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues:
Gross premiums written	$632,357	$565,743	$3,093,003	$2,935,425
Premiums ceded	(167,539)	(137,948)	(644,996)	(613,350)

Net premiums written	464,818	427,795	2,448,007	2,322,075
Change in unearned premiums	157,991	145,694	40,379	(139,317)
Net premiums earned	622,809	573,489	2,488,386	2,182,758

Net investment income	49,099	49,050	182,077	176,874
Net realized investment (losses) gains	(38,849)	(15,329)	(127,632)	88,957
Other income	982	1,032	3,495	2,064
Total revenues	634,041	608,242	2,546,326	2,450,653
Expenses:
Net losses and loss expenses	412,756	272,959	1,586,334	1,199,190
Acquisition costs	95,938	80,718	375,356	295,122
General and administrative expenses	95,025	100,914	406,324	365,736
Other expense	1,907	2,003	6,210	8,578
Amortization of intangible assets	3,668	633	9,759	2,533
Interest expense	18,126	14,304	61,398	57,755
Foreign exchange loss (gain)	920	(21)	11,289	957
Total expenses	628,340	471,510	2,456,670	1,929,871
Income before income taxes	5,701	136,732	89,656	520,782
Income tax expense	3,994	6,223	5,765	30,523
NET INCOME	$1,707	$130,509	$83,891	$490,259

PER SHARE DATA:
Basic earnings per share	$0.02	$1.35	$0.91	$5.03
Diluted earnings per share	$0.02	$1.33	$0.89	$4.92

Weighted average common shares outstanding	90,934,107	96,386,796	92,530,208	97,538,319
Weighted average common shares and common share equivalents outstanding	92,422,422	98,394,432	94,174,460	99,591,773

Dividends paid per share	$0.520	$0.225	$1.230	$0.784

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
ASSETS:	2015	2014
Fixed maturity investments trading, at fair value	$7,201,538	$6,069,010
Equity securities trading, at fair value	403,022	844,163
Other invested assets	966,709	955,509

Total investments	8,571,269	7,868,682
Cash and cash equivalents	668,612	670,310
Insurance balances receivable	745,888	664,815
Funds held	640,819	724,021
Prepaid reinsurance	392,265	360,732
Reinsurance recoverable	1,479,959	1,340,256
Reinsurance recoverable on paid losses	96,437	86,075
Accrued investment income	38,304	28,456
Net deferred acquisition costs	165,206	151,546
Goodwill	388,127	278,258
Intangible assets	116,623	46,298
Balances receivable on sale of investments	36,889	47,149
Net deferred tax assets	24,401	33,615
Other assets	147,149	118,641

Total assets	$13,511,948	$12,418,854

LIABILITIES:
Reserve for losses and loss expenses	$6,456,156	$5,881,165
Unearned premiums	1,683,274	1,555,313
Reinsurance balances payable	214,369	180,060
Balances due on purchases of investments	125,126	5,428
Senior notes	1,292,907	796,093
Other long-term debt	23,033	19,213
Dividends payable	—	21,669
Accounts payable and accrued liabilities	184,541	181,622
Total liabilities	9,979,406	8,640,563

SHAREHOLDERS' EQUITY:
Common shares: 2015 and 2014: par value CHF 4.10 per share (2015: 95,523,230; 2014: 100,775,256 shares issued and 2015: 90,959,635; 2014: 96,195,482 shares outstanding)	386,702	408,020
Treasury shares, at cost (2015: 4,563,595; 2014: 4,579,774)	(155,072)	(143,075)
Accumulated other comprehensive loss	(9,297)	—
Retained earnings	3,310,209	3,513,346
Total shareholders' equity	3,532,542	3,778,291

Total liabilities and shareholders' equity	$13,511,948	$12,418,854

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended December 31, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$456,649	$148,127	$27,581	$632,357
Net premiums written	338,238	107,875	18,705	464,818
Net premiums earned	327,124	103,800	191,885	622,809
Net losses and loss expenses	(254,719)	(83,112)	(74,925)	(412,756)
Acquisition costs	(38,693)	(16,846)	(40,399)	(95,938)
General and administrative expenses	(48,973)	(30,264)	(15,788)	(95,025)
Underwriting (loss) income	(15,261)	(26,422)	60,773	19,090
Other insurance-related revenues	982	—	—	982
Other insurance-related expenses	(587)	(282)	(1,038)	(1,907)
Segment (loss) income	(14,866)	(26,704)	59,735	18,165
Net investment income				49,099
Net realized investment losses				(38,849)
Amortization and impairment of intangible assets				(3,668)
Interest expense				(18,126)
Foreign exchange loss				(920)
Income before income taxes				$5,701

GAAP Ratios:
Loss and loss expense ratio	77.9%	80.1%	39.0%	66.3%
Acquisition cost ratio	11.8%	16.2%	21.1%	15.4%
General and administrative expense ratio	15.0%	29.2%	8.2%	15.3%
Expense ratio	26.8%	45.4%	29.3%	30.7%
Combined ratio	104.7%	125.5%	68.3%	97.0%

	North American	Global Markets
Three Months Ended December 31, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$431,244	$84,457	$50,042	$565,743
Net premiums written	325,559	61,424	40,812	427,795
Net premiums earned	302,710	47,983	222,796	573,489
Net losses and loss expenses	(163,252)	(25,852)	(83,855)	(272,959)
Acquisition costs	(29,383)	(5,606)	(45,729)	(80,718)
General and administrative expenses	(60,599)	(19,246)	(21,069)	(100,914)
Underwriting income (loss)	49,476	(2,721)	72,143	118,898
Other insurance-related revenues	1,032	—	—	1,032
Other insurance-related expenses	(584)	(1,419)	—	(2,003)
Segment income (loss)	49,924	(4,140)	72,143	117,927
Net investment income				49,050
Net realized investment losses				(15,329)
Amortization of intangible assets				(633)
Interest expense				(14,304)
Foreign exchange gain				21
Income before income taxes				$136,732

GAAP Ratios:
Loss and loss expense ratio	53.9%	53.9%	37.6%	47.6%
Acquisition cost ratio	9.7%	11.7%	20.5%	14.1%
General and administrative expense ratio	20.0%	40.1%	9.5%	17.6%
Expense ratio	29.7%	51.8%	30.0%	31.7%
Combined ratio	83.6%	105.7%	67.6%	79.3%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Year Ended December 31, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,815,285	$476,349	$801,368	$3,093,002
Net premiums written	1,358,104	324,105	765,798	2,448,007
Net premiums earned	1,301,356	366,793	820,237	2,488,386
Net losses and loss expenses	(910,193)	(240,312)	(435,829)	(1,586,334)
Acquisition costs	(139,512)	(70,921)	(164,923)	(375,356)
General and administrative expenses	(224,708)	(108,353)	(73,263)	(406,324)
Underwriting income (loss)	26,943	(52,793)	146,222	120,372
Other insurance-related revenues	3,495	—	—	3,495
Other insurance-related expenses	(2,664)	(2,508)	(1,038)	(6,210)
Segment income (loss)	27,774	(55,301)	145,184	117,657
Net investment income				182,077
Net realized investment losses				(127,632)
Amortization and impairment of intangible assets				(9,759)
Interest expense				(61,398)
Foreign exchange loss				(11,289)
Income before income taxes				$89,656

GAAP Ratios:
Loss and loss expense ratio	69.9%	65.5%	53.1%	63.7%
Acquisition cost ratio	10.7%	19.3%	20.1%	15.1%
General and administrative expense ratio	17.3%	29.5%	8.9%	16.3%
Expense ratio	28.0%	48.8%	29.0%	31.4%
Combined ratio	97.9%	114.3%	82.1%	95.1%

	North American	Global Markets
Year Ended December 31, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$1,716,288	$280,543	$938,594	$2,935,425
Net premiums written	1,230,839	187,997	903,239	2,322,075
Net premiums earned	1,111,164	162,566	909,028	2,182,758
Net losses and loss expenses	(683,836)	(61,057)	(454,297)	(1,199,190)
Acquisition costs	(105,914)	(18,222)	(170,986)	(295,122)
General and administrative expenses	(219,665)	(68,106)	(77,965)	(365,736)
Underwriting income	101,749	15,181	205,780	322,710
Other insurance-related revenues	2,064	—	—	2,064
Other insurance-related expenses	(1,854)	(6,724)	—	(8,578)
Segment income	101,959	8,457	205,780	316,196
Net investment income				176,874
Net realized investment gains				88,957
Amortization of intangible assets				(2,533)
Interest expense				(57,755)
Foreign exchange loss				(957)
Income before income taxes				$520,782

GAAP Ratios:
Loss and loss expense ratio	61.5%	37.6%	50.0%	54.9%
Acquisition cost ratio	9.5%	11.2%	18.8%	13.5%
General and administrative expense ratio	19.8%	41.9%	8.6%	16.8%
Expense ratio	29.3%	53.1%	27.4%	30.3%
Combined ratio	90.8%	90.7%	77.4%	85.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income	$1,707	$130,509	$83,891	$490,259
Add after tax effect of:
Net realized investment losses (gains)	40,385	18,038	116,787	(76,154)
Foreign exchange loss (gain)	920	(21)	11,289	957
Operating income	$43,012	$148,526	$211,967	$415,062

Weighted average common shares outstanding:
Basic	90,934,107	96,386,796	92,530,208	97,538,319
Diluted	92,422,422	98,394,432	94,174,460	99,591,773

Basic per share data:
Net income	$0.02	$1.35	$0.91	$5.03
Add after tax effect of:
Net realized investment losses (gains)	0.44	0.19	1.26	(0.78)
Foreign exchange loss	0.01	0.00	0.12	0.01
Operating income	$0.47	$1.54	$2.29	$4.26

Diluted per share data:
Net income	$0.02	$1.33	$0.89	$4.92
Add after tax effect of:
Net realized investment losses (gains)	0.44	0.18	1.24	(0.76)
Foreign exchange loss	0.01	0.00	0.12	0.01
Operating income	$0.47	$1.51	$2.25	$4.17

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2015	2014
Price per share at period end	$37.19	$37.92

Total shareholders' equity	$3,532,542	$3,778,291

Total tangible shareholders' equity	$3,027,792	$3,453,735

Basic common shares outstanding	90,959,635	96,195,482

Add: unvested restricted share units	819,309	502,506

Add: performance based equity awards	591,683	616,641

Add: employee share purchase plan	53,514	42,176

Add: dilutive options outstanding	1,968,607	2,426,674
Weighted average exercise price per share	$16.87	$16.41
Deduct: options bought back via treasury method	(892,993)	(1,050,151)

Common shares and common share
equivalents outstanding	93,499,755	98,733,328

Basic book value per common share	$38.84	$39.28
Diluted book value per common share	$37.78	$38.27

Basic tangible book value per common share	$33.29	$35.90
Diluted tangible book value per common share	$32.38	$34.98

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Opening shareholders' equity	$3,555,405	$3,676,599	$3,778,291	$3,519,826
Add: accumulated other comprehensive loss	4,265	—	—	—
Adjusted opening shareholders' equity	3,559,670	3,676,599	3,778,291	3,519,826

Closing shareholders' equity	$3,532,542	$3,778,291	$3,532,542	$3,778,291
Add: accumulated other comprehensive loss	9,297	—	9,297	—
Adjusted closing shareholders' equity	3,541,839	3,778,291	3,541,839	3,778,291

Average shareholders' equity	$3,550,755	$3,727,445	$3,660,065	$3,649,059

Net income available to shareholders	$1,707	$130,509	$83,891	$490,259
Annualized net income available to shareholders	6,828	522,036	83,891	490,259

Annualized return on average shareholders' equity -
net income available to shareholders	0.2%	14.0%	2.3%	13.4%

Operating income available to shareholders	$43,012	$148,526	$211,967	$415,062
Annualized operating income available to shareholders	172,048	594,104	211,967	415,062

Annualized return on average shareholders' equity -
operating income available to shareholders	4.8%	15.9%	5.8%	11.4%

Media:
Lauren Post, +1-646-794-0544

Vice President, Global Public & Media Relations

Lauren.Post@awacservices.com

OR

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com